                                                                    EXHIBIT 10.6

                        WORLDTRAVEL TECHNOLOGIES, L.L.C.
                    OFS SERVICE BUREAU/OUTSOURCING AGREEMENT


         This Service Bureau/Outsourcing Agreement (this "Agreement") is made and entered into this first day of November, 1999 (the "Effective Date") by and between WORLDTRAVEL TECHNOLOGIES, L.L.C. located at 6 W. Druid Hills Drive, Atlanta, GA 30329, (hereinafter "WTT") and WORLDTRAVEL PARTNERS I, L.L.C. located at 1055 Lenox Park Boulevard, Atlanta, GA 30319 (hereinafter "WTP").

Subject to the terms and conditions in this Agreement, WTT hereby agrees to provide WTP certain services through the use of WTT's software product(s) and related manuals and documentation specified on Exhibit A attached hereto, and incorporated herein.

1. DEFINITIONS

         1.1 Corporate Travel Services - Travel services provided to a business entity's employees and/or contractors are paid for or reimbursed by a company that has contracted directly with WTP or with a travel agency, web portal, or other entity who has contracted with a company to provide such services.

         1.2 Consumer Travel Services - Travel services for air, car, train and hotel accommodations offered and provided on an individual, per item basis to the general public. This includes charter and consolidator services for air transportation.

         1.3 Customer - Customer shall mean an entity doing business, relating to travel agency services, with a given party on the date in question. For corporate entities, only those divisions or portions of a corporation doing business with such party on the date in question are considered to be included in the definition of Customer.

         1.4 End User Agreement - That agreement between the parties executed concurrently with this Agreement under which WTT licenses the use of certain WTT software and products to WTP.

         1.5 Global Distribution System or GDS - A computer system or network used to check and make reservations of a travel related nature.

         1.6 Leisure Travel Services - Travel services offered to the general public that represent a combination of travel products that are pre-packaged as tours, cruises, and other specialty leisure services.

         1.7 Master Development Agreement - That agreement between the parties executed concurrently with this Agreement under which WTT shall perform certain software development services for WTP.


[*] The redacted portions indicated by this symbol are the subject of a confidential treatment request and have been filed separately with the Securities and Exchange Commission.

         1.8 Modifications - Changes to the Product that provide additional features and/or functionality, expanding the capabilities of the Product in existing functional areas, or affect existing functionality.

         1.9 OFS Account - An account in which OFS is providing Corporate Travel Services.

         1.10     Product - Those services listed on Exhibit A.

         1.11 Service Bureau - Computer facility located at WTT's Atlanta office, or at other facilities as designated by WTT from time to time, from which WTT, through its OFS Online Fulfillment Services division ("OFS") will provide Services and data information to WTP.

         1.12     Services - Those online fulfillment services listed on Exhibit
                  A. This Agreement only covers OFS services and CORRE service bureau services for transactions processed under this Agreement. Any other CORRE service bureau services shall be the subject of a separate agreement.

         1.13 Software - Collectively, all of the software programs created by WTT from time to time, with respect to the Product identified on Exhibit B and all Software Releases.

         1.14 TTG Service Bureau Agreement - That agreement between the parties executed concurrently with this Agreement under which WTT, through its Travel Technologies Group, provides certain services and data information to WTP.

         1.15 Users - Entities and individuals who use the service bureau offering. User shall not include WTP.

2. SCOPE OF SERVICES

         2.1 WTT shall provide certain Services to WTP related to Internet transaction processing for WTP's Corporate Travel Service Customer accounts. Leisure Travel Services and Consumer Travel Services accounts are not covered by this Agreement. The Software required to provide these Services will run and reside at the WTT service bureau offices located at 6 W. Druid Hills Road, Atlanta, GA 30329 or at other facilities as designated by WTT from time to time. The Software will be run by WTT according to WTP's specific needs and requests (to be mutually determined and outlined by the parties) in the provision of Services hereunder. WTT shall provide information and reports to WTP as WTT fulfills the Services, as outlined in Exhibit A.

         2.2 The Service Bureau will process transactions from WTP's company-owned locations in the United States and Canada only. Transactions from other locations will be covered under a separate agreement. The parties acknowledge that WTP has the right to resell the Services to its Customers. Such right shall not be affected by this Agreement.

         2.3 The Software will include adaptations for use with the specified GDS. From time to time, WTP may request other specific Modifications to the Software. The development of any and all Modifications requested by WTP for the Software shall be covered by that Master Development Agreement executed between the parties concurrently with this Agreement. For any such Modifications or new Products, WTT agrees that all such Modifications shall be made available to WTP and then the Modifications may be made available to all other Users of the Service Bureau, unless such Modifications or new Products were funded by a third party who paid for such development. All Modifications and new Products offered to Users will be made available to WTP pursuant to WTT's then-current rate or less, at WTT's discretion. All such Modifications shall be loaded on WTT's server as part of the service bureau system.

         2.4 The Joint Oversight Committee or JOC (as defined in Section 9) of this Agreement shall set priorities for the allocation of WTT resources necessary to adequately perform under this Agreement. Once the JOC sets a start date for any project or other matter to be undertaken under this Agreement, such start date cannot be changed by WTT, unless the scope of the project has been changed by the parties. In setting such priorities and start dates the JOC shall take into consideration other business issues facing WTT and other commitments of WTT.

         2.5 Both parties will periodically discuss and review WTP's competitive environment which would include a review of WTP's competitors' technology, cost or pricing structure and service offerings, to the extent such information is known (and with respect to WTT, to the extent that disclosure of such information is not restricted by a third party). If the parties determine that there is significant financial impact from new or improved technology: (1) which would reduce costs or improve service; (2) which would make competitors costs for services at or below WTP's cost for comparable services; or
                  (3) which would make competitors' service offerings superior to those of WTP, then, the parties shall jointly determine, in good faith, if a change in technology, cost or services should be made pursuant to the provisions of Section 10.

3. WTT'S PROPRIETARY RIGHTS; WTP RESTRICTIONS

         3.1 WTP acknowledges that the Software, related documentation and the data compiled hereunder, embody valuable confidential and proprietary information of WTT, the development of which required the expenditure of considerable time and money by WTT, and are protected by United States copyright law and international treaty. WTP shall treat such information so received in confidence and shall not use, copy disclose, nor permit any of its personnel (excepting those employees with a "need to know" and who have signed appropriate confidentiality agreements) to use, copy, or disclose the same, or the existence of same, for any purpose that is not specifically authorized under this Agreement. By virtue of this Agreement, WTP acquires only the non-exclusive right as described above to receive the Services provided by WTT through the use of its proprietary Software and related documentation, and does not acquire any license thereto or any rights of ownership in such materials, except as may be set forth in a separate agreement. WTP is specifically prohibited from reselling or sublicensing the Services or establishing its own Service Bureau without the prior written consent of WTT. In the event such written permission is given by WTT, an appropriate royalty or sales commission shall be negotiated between the parties. WTT, or its licensor, at all times retain all right, title and interest in the Software, related documentation, and any derivatives thereof.

         3.2 WTP agrees not to remove, alter or conceal any product identification, copyright notices, or other notices or proprietary restrictions from the monthly data information reports provided to WTP by WTT and to reproduce any and all such notices on any copies of such materials.

         3.3 WTP recognizes and acknowledges that any use or unauthorized disclosure of the Software by WTP may cause WTT irreparable damage for which other remedies may be inadequate, and WTP hereby acknowledges as proper any request to a court of competent jurisdiction by WTT for injunctive or other equitable relief seeking to restrain such use or disclosure.

         3.4 WTP has selected the Services provided hereunder and assumes full responsibility for the data provided, stored or transmitted by means of the Software, and the use of such data, including the results obtained therefrom.

         3.5 Except for WTT's obligations under Section 5, WTP shall defend, indemnify and hold harmless WTT from any demand, suit, cause of action, judgment, liability, cost or expense (including court costs and reasonable attorneys fees) arising out of the Services provided hereunder.


4. PRICING AND PAYMENT

         4.1 The price list of fees for the Services provided pursuant to this Agreement are set forth on Exhibit C attached hereto. Prior to the startup of a WTP Customer under this Agreement, the parties will agree in writing to a specific fee structure for that Customer based upon the specific Customer requirements. Both parties acknowledge that the service offering under this Agreement is a startup operation and both parties will review the pricing in good faith after the Services have been operating for six (6) months or longer if agreed upon between the parties. All payments will be made within thirty (30) days of receipt of invoice in immediately available U.S. Dollars without withholding, deduction or offset according to the payment schedule set forth on Exhibit C, and regardless of whether WTP collects any fees from its customers. WTP shall pay interest on all amounts not paid when due at the rate of 1.5% per month or the highest lawful rate, whichever is less. WTT has the right to suspend the Services for non-payment upon thirty (30) days written notice. All fees shall be valid for five (5) years from the Effective Date of this Agreement. By the end of the fourth year of this Agreement, the parties shall renegotiate the fees for the Services hereunder. If the parties cannot agree, then this Agreement will terminate on the fifth anniversary of the Effective Date.

         4.2 The fees for Services do not include any charge for taxes and WTP is solely responsible for paying any and all national and local taxes (including any and all export/import taxes and customs duties) attributable to the Services rendered by WTT or any authorized distributor in connection with this Agreement, excluding only taxes based upon the net income of WTT or an authorized distributor. In the event that any new taxes are imposed by any authority, the parties shall review the competitive environment in accordance with the provisions of Section 2.5 hereunder to determine if any changes should be made in technology, cost or services. Both parties agree to take all reasonable steps to minimize taxes, which might be assessed on either party based on the parties' performance hereunder.

         4.3 WTT agrees to treat WTP as its most favored customer. WTT represents that in the aggregate all of the prices and other terms of this Agreement are substantially or materially comparable to or better than the aggregate prices and other terms being offered by WTT to any of its other customers having regard to type and volume of service. If WTT offers more favorable aggregate prices and other terms to any customer during the term of this Agreement, such terms shall be made available to WTP. To review compliance with this provision, WTP may designate an independent auditor who, at WTP's expense will be permitted to examine WTT's charges to other customers, provided, however, that such auditor must sign a non-disclosure agreement with WTT prior to commencing any examination. WTP's auditor will be permitted to report to WTP only the fact that WTT is or is not in compliance with this provision and will not be permitted to disclose any specific information to WTP regarding WTT's customers. If the auditor reports that WTT is not in compliance with this provision, the auditor will report to WTT the discrepancies found and WTT will correct the discrepancy.

         4.4 Each party shall be responsible for all costs associated with errors made by its agents.

5. LIMITED WARRANTY

         5.1 WTT represents and warrants that it will provide the Services hereunder in a timely, workmanlike fashion and in accordance with industry standards. WTT will not be liable to WTP for any claim or effect arising from or based upon any cause beyond the control of WTT.

         5.2 EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 5, NO EXPRESS OR IMPLIED WARRANTY IS MADE BY WTT WITH RESPECT TO ANY SERVICE, PRODUCT, SOFTWARE RELEASE, DATA COMPILATION OR ANY OTHER MATTER, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE. WTT DOES NOT WARRANT THAT ALL ERRORS IN THE SOFTWARE CAN OR WILL BE CORRECTED OR THAT THE FUNCTIONALITY OF THE SOFTWARE WILL MEET WTP'S REQUIREMENTS.

6. LIMITATIONS OF LIABILITY

         6.1 NEITHER WTP, WTT NOR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS, WILL BE LIABLE TO THE OTHER FOR ANY CLAIMS OR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE SERVICES PROVIDED BY THIS AGREEMENT OR A BREACH OF THE AGREEMENT, WHETHER SUCH DAMAGES OR CLAIMS ARE BASED ON BREACH OF WARRANTY OR CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT, PRODUCTS LIABILITY OR OTHERWISE.

         6.2 IN NO EVENT WILL EITHER PARTY'S LIABILITY FOR ANY DAMAGES OR INJURIES TO EITHER PARTY HEREUNDER EVER EXCEED THE TOTAL SERVICE FEE PAID BY WTP FOR THE SERVICES PROVIDED HEREUNDER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT, PRODUCTS LIABILITY OR OTHERWISE.

7. TERM AND TERMINATION

         7.1 The term of this Agreement will begin on November 1, 1999 (the "Effective Date") and will continue until the latter of (a) the tenth anniversary of the Effective Date, (b) the date that this Agreement expires following the extension of its term (unless terminated sooner in accordance with this Agreement), or (c) the termination of any one of the End User License Agreement, Master Development Agreement, or the TTG Service Bureau Agreement.

         7.2 Extension and Renewal. Unless terminated earlier, if upon the ninth anniversary of the Effective Date, the parties have not agreed to a written Amendment extending this Agreement, this Agreement shall terminate at the end of the tenth (10) year of its initial ten (10) year term.

         7.3 Either party may terminate this Agreement and the rights granted herein if the other party breaches any of the provisions of this Agreement and (i) fails to remedy such breach within thirty (30) days after receiving written notice thereof, or (ii) provided the breach does not relate to a monetary obligation, fails to (a) commence a good faith action to remedy such breach within thirty (30) days after receiving written notice thereof, and
                  (b) diligently pursue such action to conclusion. In the event WTT fails to meet the Service Performance requirements, as specified in this Agreement, WTP shall give WTT notice of such non-compliance and WTT shall take all reasonable actions to correct such non-compliance as soon as practicable. In the event that there is a continued failure by WTT to meet the Service Performance requirements, WTP shall give WTT notice of such non-compliance and within five (5) days of receiving such notice, WTT shall provide a corrective action plan to WTP for approval. WTP shall review and approve such corrective action plan or provide reasonable required changes to WTT within five
                  (5) days from WTP's receipt of such plan. In the event that WTT does not meet the Service Performance requirements within the time period set forth in any corrective action plan, WTP may terminate this Agreement for cause pursuant to the notice provisions provided in Section 7.3 (i) and (ii). Termination of this Agreement does not constitute either parties' exclusive remedy for breach or non-performance by the other party and each party is entitled to seek all other available remedies, both legal and equitable, including injunctive relief.

         7.4 Should either party (1) admit in writing its inability to pay its debts generally as they become due; (2) make a general assignment for the benefit of creditors; (3) institute proceedings to be adjudicated a voluntary bankrupt; (4) consent to the filing of a petition of bankruptcy against it;
                  (5) be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (6) seek reorganization under any bankruptcy act; (7) consent to the filing of a petition seeking such reorganization; or (8) have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of such party's property or providing for the liquidation of such party's property or business affairs; then, in any such event, the other party, at its option and without prior notice, may terminate this Agreement effective immediately.

         7.5 Upon termination of this Agreement for any reason, WTT's obligation to provide the Services hereunder will immediately cease. If the Agreement is terminated due to a breach by WTT, WTT will be responsible for submitting to WTP all information and reports required under Exhibit A for the portion of the month up to and including the effective termination date. If the Agreement is terminated due to a breach by WTP, WTT will have no such obligation to provide such information and reports to WTP for the month when termination became effective.

         7.6 Should there by any material change, as determined by either party; (1) in any laws, ordinances, orders, rules or regulations governing the way the parties may operate; (2) in travel industry conditions, including but not limited to, airfares (e.g., net fares or net/net fare arrangements) or compensation to WTP, by action of any industry vendor, governing body or client; or (3) in technology including but not limited to computer reservation systems or the internet; which material change has the effect of materially increasing or decreasing the cost of doing business; then, either party shall have the right to provide written notice to the other party of such change and both parties agree to renegotiate in good faith the financial and/or service terms of this Agreement in accordance with Section 10. If the parties are unsuccessful in renegotiating mutually satisfactory terms, either party shall have the right to terminate this Agreement at any time thereafter with thirty
                  (30) days advance written notice.

         7.7 WTT Obligations Upon Termination. In the event of termination of this Agreement by WTT, WTT will work together with WTP or a designated third party to identify the information, materials and resources WTP is entitled to receive and to develop an overall plan for transitioning such items to WTP in accordance with the following provisions (collectively, "Termination Assistance"). The terms of this Agreement as they relate to Termination Assistance shall remain in effect until WTT has completed its Termination Assistance. WTT will provide the Termination Assistance described below for a period of no less than ninety (90) days and no more than six (6) months per WTP's written request, except as provided in this Section. WTT's obligation to provide Termination Assistance will be conditioned upon WTP paying to WTT all outstanding invoices prior to the commencement of any Termination Assistance and will be conditioned upon WTP continuing to pay when due any and all fees due hereunder during the Termination Assistance period. WTP shall pay WTT standard hourly rates and reasonable expenses for any Termination Assistance provided by WTT. This fee is in addition to any other payments required under this Agreement. Notwithstanding the termination or expiration of this Agreement, the terms and conditions of this Agreement will apply to all services provided by WTT during such period. If WTP requests Termination Assistance beyond the available capacity of the WTT on-site staff, such request will be treated as a request for additional services and WTP will pay the agreed upon charge for such additional services. The provisions of this Section will survive the expiration or termination of this Agreement for any reason.

                  WTP and WTT will jointly develop a plan (the "Transition Plan") to effect the orderly transition and migration to WTP or a designated third party from WTT of all services then being performed or managed by WTT under this Agreement (the "Termination Transition"). The Transition Plan will set forth the tasks to be performed by WTP and WTT, the time for completing such tasks and the criteria for declaring the transition "completed". The parties and their employees and agents will cooperate in good faith to execute the plan and each party agrees to perform those tasks assigned to it in the Transition Plan. WTT will direct the execution of the Transition Plan. The Transition Plan will include the following tasks and such other tasks as may be agreed upon by WTP and WTT:

                  (i) Providing WTP access to necessary data files and programs, certain non-proprietary operational procedures and data and documentation in WTT's possession related to the Services.

                  (ii) Returning all WTP confidential and proprietary information in WTT's possession, except for one copy which WTT may retain, subject to its confidentiality obligations, for internal recordkeeping purposes and for compliance with applicable professional standards.

                  (iii) Returning all WTP data and documentation. WTT will deliver to WTP all WTP data in a format application for use by WTP and will seek to minimize the amount of manual data entry or re-keying necessary in connection with the transfer of such data to WTP.

         7.8 Obligation To Minimize Damages. Both parties shall have an obligation to take such steps as may be reasonably necessary to minimize damages to the parties on termination, including, but not limited to, minimizing all contractual obligations that but for the existence of this Agreement, neither party would have entered into.

         7.9 The provisions of Sections 3, 5, 6, 7, 8, 10 and 11 hereof shall survive the termination of this Agreement.

8. NON-SOLICITATION AND CONFIDENTIALITY

         8.1 During the term of this Agreement and for any individual employee, for six months following termination or resignation of such employee, neither party shall employ, solicit or make any offers to employ any employees of the other party used by the original employing party in the performance of the Services or Additional Services, without the prior written consent of the original employer. The original employer shall be entitled, in addition to any other remedies it may have at law or in equity, to a payment from the hiring party in an amount equal to one year's salary of any employee the hiring party employs, solicits or offers to employ in violation of this Section.

         8.2 During the course of this Agreement the parties may come into possession of technology, computer software, documentation, trade secrets, products, copyrights or other confidential and proprietary information ("Confidential Information") of the other. Each party agrees to refrain from distributing, copying, disclosing or disseminating in any form the Confidential Information of the other party to any person or entity except to those employees or agent who have a need to know and who are obligated to maintain the confidentiality of such Confidential Information. Neither party shall use the Confidential Information of the other for any purpose other than that for which it was disclosed. All Confidential Information of a party shall remain the property of that party and will be promptly returned upon request or at the termination of this Agreement. Each party's obligation with respect to the Confidential Information of the other party shall expire three (3) years after the termination of this Agreement.

8.3 During the term of this Agreement, WTT will not sell or license any services or Products licensed under this Agreement directly to WTP's Customers receiving travel management services without giving notice to WTP, requesting sales assistance, and sharing any profits received from such sale or license with WTP as outlined below.

                  (a) For any accounts won by WTT that WTT and WTP jointly solicited and on which WTP provides sales assistance, WTT and WTP shall share the profits equally on a quarterly basis, after first deducting amortization, start-up and implementation costs.

                  (b) For any accounts won by WTT that WTP did not provide assistance in soliciting, WTT shall keep all profits.

                  (c) For WTP clients, should a client or vendor request that WTP be omitted from the processing of travel transactions or being involved in the actual sales process, WTT shall share equally with WTP all profits in excess of fifty cents ($ .50) on each such transaction.

         8.4 During the term of this Agreement, WTT may compete with WTP for new accounts, which shall include divisions, affiliates or subsidiaries of WTP's accounts, which are not existing Customers, but WTT shall in no event undercut prices offered by WTP.

         8.5 For all existing and new OFS Accounts that have no travel agency, WTT hereby grants to WTP a right of first refusal to provide travel management services to OFS for such accounts on an outsourced basis as requested by corporate clients. All such services shall be provided as private label services under OFS' name.

9. JOINT OVERSIGHT COMMITTEE

         9.1 JOC Procedures. The following representatives will comprise a joint oversight committee (the "JOC") which will meet at least quarterly. The functions of such committee, among other things, will be to review and analyze the performance of the parties based on the service performance standards.

                  WTT Designee:     Sales Account Representative
                  WTP Designee:     Brenda Catanesi

                  If a JOC Member resigns or leaves its employer, the party with a vacancy will promptly appoint a replacement.

        9.2       Management Representatives

                  Each party hereby appoints the following individual as its Management Representative for purposes of this Agreement:

                           WTT:             President and CEO
                           WTP:             Tom Barham

                  If a Management Representative resigns or leaves its employer, the party with a vacancy will promptly appoint a replacement.


         9.3 Report Contents. WTT will prepare (i) a listing of key service activities, and (ii) definitions of measurements of qualitative and quantitative service performance levels for each such key service activity, and will submit such listings and definitions to the JOC for approval. Such service performance levels will be used to measure WTP's and WTT's performance of their responsibilities under this Agreement.

         9.4 Performance Levels. WTT will deliver to the JOC for each calendar quarter (within thirty (30) days of the end of such quarter), commencing with the calendar quarter beginning December 1, 1999, service performance reports ("Service Performance Reports") that identify, for each JOC approved key service activity, the performance level for that activity. The JOC will review the parties' performance during the relevant time period (including but not limited to the information, contained in the Service Performance Reports), and will provide feedback to both WTT and WTP regarding the performance of their respective responsibilities under this Agreement. The JOC will also periodically review the definitions and measurements used in the Service Performance Reports and revise them as necessary to reflect the most appropriate measures of WTT and WTP performance. The initial failure by WTT to meet any service performance level shall not be considered a breach of this Agreement, until the provisions of
                  Section 7.3 have been satisfied.

10. DISPUTE RESOLUTION


         10.1 Initial Procedures. The parties shall make all reasonable efforts to resolve all disputes without resorting to litigation. If a dispute arises between the parties, the JOC Representatives will attempt to reach an amicable resolution. If either JOC Representative determines that an amicable resolution cannot be reached, such JOC Representative shall submit such dispute in writing to the Management Representatives, who shall use their best efforts to resolve it or to negotiate an appropriate modification or amendment.

         10.2 Escalation. Except as otherwise provided in the termination provisions hereof, neither party shall be permitted to exercise any other remedies until the later of (i) the date that either Management Representative concludes in good faith that an amicable resolution of the dispute through continued negotiation is unlikely, or (ii) sixty (60) days following the date that both parties have notified a Management Representative pursuant to Section 10.1. If either party fails to designate a Management Representative at its own initiative, it shall do so within three business days of a request from the other party to do so.

11. GENERAL

         11.1 This Agreement, including the Exhibits attached hereto, represents the entire understanding and agreement between the parties, and supersedes any and all previous discussions and communications. No employee or agent of WTT nor any distributor is authorized to make any additional representations or warranties related to the services provided hereunder or the Software. Any subsequent amendments and/or additions hereto are effective only if in writing and signed by both parties. WTP may not assign its rights or obligations under this Agreement without the prior written consent of WTT. Subject to the foregoing limitation on assignment, this Agreement is binding upon and inures to the benefit of the successors and assigns of the respective parties hereto.

         11.2 This Agreement is to be interpreted in accordance with the laws of the State of Georgia. Any legal action resulting from it is to be held within the jurisdiction of the applicable state and federal courts of Atlanta, Georgia. It is understood and agreed that the parties will use their best endeavors to amicably resolve any dispute or difference arising from this Agreement.

         11.3 Headings of paragraphs in this Agreement are inserted for convenience only, and are in no way intended to limit or define the scope and/or interpretation of this Agreement.

         11.4 The failure of either party at any time to require performance by the other party of any provision hereof is not to affect in any way the full rights of such party to require such performance at any time thereafter, nor is the waiver by either party of a breach of any provision hereof to be taken or held to be a waiver of the provision itself or any future breach.

         11.5 The parties hereto are independent contractors, and nothing in this Agreement is to be construed to create a partnership, joint venture, or agency relationship between WTT and WTP.

         11.6 If any part, term, or provision of this Agreement is held to be illegal, unenforceable, or in conflict with any law of a federal, state, or local government having jurisdiction over this Agreement, the validity of the remaining portions or provisions are not to be affected thereby.

         11.7 Any notice given pursuant to this Agreement is to be in writing and delivered personally or sent by certified mail, return receipt requested, or by air express, return receipt requested, to the individuals shown below, or to such other persons or addresses as the parties may designate in a notice conforming with the requirements of this Section. Any such notice, when delivered in the manner aforesaid, shall be deemed given on the date of receipt.

                  For WTP:     Tim Severt
                               WorldTravel Partners I, L.L.C.
                               1055 Lenox Park Boulevard
                               Atlanta, GA  30319


                  For WTT:     Ralph Manaker
                               General Counsel
                               WorldTravel Technologies, L.L.C.
                               6 W. Druid Hills Road
                               Atlanta, GA  30329


                         (SIGNATURES ON FOLLOWING PAGE)

         IN WITNESS WHEREOF, the undersigned duly authorized representatives of the parties hereto have made and entered into this Agreement as of the Effective Date.

WorldTravel Technologies, L.L.C.             WorldTravel Partners I, L.L.C.


Signed: /s/ Ralph Manaker                    Signed: /s/ Danny Hood
       ------------------------------               ----------------------------
       Ralph Manaker                                Danny Hood
       President                                    President

                              EXHIBIT A: SERVICES

OFS OFFERING TO WTP


AREA                                DESCRIPTION                                           HANDLED BY:
Quality Control                     Automated quality control tests as defined            OFS
                                    by policy. This will include all e-mail
                                    sent from CoRRe(TM) re: quality control,
                                    schedule changes, industry notifications,
                                    etc.

Non-Client contact                  1.  Schedule Changes -- Automated                     OFS
Support                                 schedule changed will be changes that
                                        do not require any contact with the
                                        client. this service is provided to
                                        "weed-out" PNRs from the schedule
                                        change queues that do not require
                                        agent interaction.
                                    2.  Client contact that is e-mail driven to a
                                        mass audience. An example would be
                                        a new change in the industry such as
                                        security measures changing (Gulf
                                        War) where all clients must be
                                        advised. Bulk e-mail would be sent.

Technical and                       1.  Technical support for users                       OFS
Navigational Support                    experiencing technical problems
(Telephone)                             outside the application (example:
                                        browser issues)
                                    2.  Coaching for inexperienced or
                                        confused users on functionality of the
                                        application


Technical and                       1.  Technical support for users                       OFS
Navigational Support                    experiencing technical problems
(Email)                                 outside the application (example:
                                        browser issues)
                                    2.  Coaching for inexperienced or
                                        confused users on functionality of the
                                        application

Application                         Anomalies or problems with the                        OFS
Management                          application are logged, researched to
(Incident reporting)                identify root cause (i.e. CRS, application,
                                    training, content, etc.) and reported to
                                    responsible party for correction.

Ticketing                           Ticketing -- Paper tickets are driven to              OFS
                                    printers residing at the appropriate
                                    location (OFS or the agency of record. E-
                                    tickets are driven from OFS but recorded
                                    on appropriate ARC location.)

Itinerary/Receipt                   E-ticket receipts and/or itineraries can be           OFS
Distribution                        distributed via e-mail, fax or U.S. Mail

ARC Processing                      1.  IAR processing. This will be                      OFS
                                        determined by ticketing requirements.
                                    2.  OFS will process all ARC reports for
                                        tickets by accessing the back-office
                                        system being used for that office's
                                        ARC report

Customer Resolution                 Post-ticketing issues are researched, i.e.            OFS
                                    debit memos, lost tickets, voids, customer
                                    satisfaction problems, etc.)

Travel Support                      1.  Original booking, pre-ticket changes,             WTP office of
(Telephone and                          En-route support, and all other calls             record
Email)                                  for users (changes, seat upgrades,
                                        questions, exchanges, refunds, etc).
                                    2.  Schedule changes that require manual
                                        intervention.
                                    3.  OFS will provide access to Message
                                        Partner for all itineraries and travel
                                        related questions and e-mail inquiries
                                        and communication.

Packaging &                         1.  Paper Tickets -- OFS or remote office             WTP office of
Distribution                            satellite ticket printers (STP's).                record or OFS
(Shipping)                          2.  Exchange Tickets will be driven from
                                        OFS since the majority will be issued
                                        from there originally.
                                    3.  Overnight Mail -- OFS

                                    Note: All consumable costs are passed to WTP (envelopes, postage, overnight services, ticket jackets, invoices).

MIS                                 Providing travel management data to                   WTP
                                    clients
                                    (feed of all transactions will be provided
                                    to WTP by OFS for consolidation)

Accounting                          1.  Billing the customer on chargeable
                                        activities
                                    2.  Hotel and car commission tracking
                                    3.  Overrides and revenue sharing

Account Management                  Traditional management provided by
                                    WTP today
                                    Note: OFS will provide a Program
                                    Manager to work with the account
                                    manager and travel manager as needed

Manual Transaction                  Manual bookings made by agents                        WTP office of
Processing                                                                                record

Schedule Change                     Automated processing of schedule                      OFS and WTP
Processing                          changes -- Note: PNRs requiring client                office of record
                                    contact will be sent to WTP and those that
                                    can be handled via email will be
                                    processed by OFS

                              EXHIBIT B: SOFTWARE

Message Partner

Ticket Partner

Scholar

KinKade (Consolidating Reproting)

CoRRe 2.3

EncoRRe 1.1

                          EXHIBIT C: PAYMENT SCHEDULES


WTP/OFS Outsource
"Corporate OFS"
Account by Account basis
Serviced in OFS Facilities
Assumes Travel Agency takes ALL calls

[*] emails per ticket (excess emails charged at [*] per email)



     TICKET VOLUME              PRICE          OFS COST       WTP PROFIT     OFS PROFIT

 MINIMUM          MAXIMUM
       --          [*]           [*]             [*]             [*]            [*]
       [*]         [*]           [*]             [*]             [*]            [*]
       [*]         [*]           [*]             [*]             [*]            [*]
       [*]         [*]           [*]             [*]             [*]            [*]
       [*]         [*]           [*]             [*]             [*]            [*]
       [*]         [*]           [*]             [*]             [*]            [*]
       [*]                       [*]             [*]             [*]            [*]